Exhibit 10.41

                                ALLONGE AND AMENDMENT NO. TWO

                                        TO PROMISSORY NOTE

MAKER:                                             TOR MINERALS INTERNATIONAL, INC.

ORIGINAL PRINCIPAL SUM:          $500,000.00

DATE OF NOTE:                                December 12, 2003

PAYEE:                                               PAULSON RANCH, LTD.

            This instrument is an allonge and amendment to the Promissory Note described above, as previously amended by Allonge and Amendment No. One dated February 1, 2005.  The said Promissory Note is hereby amended as follows:

The “maturity date” shall be extended to February 15, 2007, at which time all unpaid principal and accrued interest shall be due and payable.  Accrued interest shall continue to be due and payable on a monthly basis on February 15, 2006, and on the same day of each succeeding month thereafter, and at maturity.

The principal balance owing on the Promissory Note after the $100,000.00 principal reduction made on February 14, 2006, is $400,000.00.

            Except as so amended, all of the other terms and conditions of said Promissory Note, as previously amended, shall remain in full force and effect.

            EXECUTED effective the 15th day of February, 2006.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

HOLDER:                                                              MAKER:

PAULSON RANCH, LTD.                                   TOR MINERALS INTERNATIONAL, INC.

By:  Paulson Ranch Management, LLC

By: ________________________________        By:

       Bernard A. Paulson                                               Richard L. Bowers

       Its Member                                                           Its President and COO